KPMG Peat Marwick LLP


The Board of Directors
Uniforce Temporary Personnel, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for income taxes.

                                             /s/ KPMG Peat Marwick LLP
                                             ------------------------
                                             KPMG PEAT MARWICK LLP

Jericho, New York
March 28, 1995


Member Firm of
Klynveld Peat Marwick Goerdeler